UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Thornburg Mortgage, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On August 1, 2008, Thornburg Mortgage, Inc. (the “Company”) will hold a conference call and webcast for the benefit of its preferred shareholders whose consent is sought in connection with the tender offer for the Company’s preferred stock. The following is a copy of the information to be presented at such conference call and webcast.

1 Preferred Stock Exchange Offer August 1, 2008

This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 2 July 31, 2008
Certain matters discussed in this presentation may constitute forward-looking statements within the meaning of the federal securities laws.  These forward-looking statements are based on current expectations, estimates and projections, and are not guarantees of future performance, events or results.  Actual results and developments could differ materially from those expressed in or contemplated by the forward-looking statements due to a number of factors, including but not limited to: the impact of the March 31, 2008 financing transaction and the
Override Agreement; general economic conditions; ongoing volatility in the mortgage and mortgage-backed securities industry; the company’s ability to complete the Exchange Offer and Consent Solicitation for all of its
outstanding preferred stock; the company’s ability to raise additional capital; the company’s ability to retain or sell additional assets; market prices for mortgage securities, changes in interest rates and other risk factors discussed in the company's SEC reports, including its most recent quarterly report on Form 10-Q, annual report on Form 10-
K/A, its Proxy Statement for its Annual Meeting held on June 12, 2008, its Proxy Statement for the Exchange
Offer and Consent Solicitation and its Registration Statement on Form S-3. These forward-looking statements speak only as of the date on which they are made and, except as required by law, the company does not intend to update such statements to reflect events or circumstances arising after such date.

This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 3 July 31, 2008
The Exchange Offer and Consent Solicitation is being made to holders of Preferred Stock in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) of the Securities Act. Investor inquiries about the Exchange Offer and Consent
Solicitation should be directed to the company at 866-222-2093 (toll free). Requests for copies of the Offering
Circular and related documents may be directed to Georgeson Inc., the information agent for the Exchange Offer and Consent Solicitation, at 866-399-8748 (toll free). More information regarding the Exchange Offer and Consent
Solicitation can be found at
www.thornburgmortgagetender.com. We have also filed a copy of the Offering
Circular with the Securities and Exchange Commission and a copy may be found on their website at
www.sec.gov.
This presentation shall not constitute an offer to purchase or a solicitation of acceptance of the offer, which may be made only pursuant to the terms of the Offering Circular and the related materials.

Page 4 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 4 July 31, 2008
Agenda
Recent Events
Liquidity and Capital Raising Initiatives
Override Agreement
Private Placement
Exchange Offer Overview
If Exchange Offer Fails
If Exchange Offer Succeeds
Appendix A – Timeline of Mortgage Crisis
Appendix B – Contact Information

Page 5 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 5 July 31, 2008
Recent Events Beginning Mid-February 2008
Decline in Mortgage Backed Securities (MBS) prices triggered by deleveraging of Alt-A securities
Company received $467.6 million in margin calls (February 14 – 27, 2008)
Margin calls met by February 27, 2008
Company filed 10-K on February 28, 2008
Continuing deterioration of Alt-A prices (Peloton liquidates February 29, 2008)
Company received another $713.9 million in margin calls (February 28 - March 6, 2008)
Carlyle Capital liquidates on March 7, 2008
Restated earnings and filed 10-K/A on March 11, 2008
Entered into the Override “Lender Standstill” Agreement March 17, 2008
Raised up to $1.35 billion in capital, of which $200 million was originally placed in escrow, on
March 31, 2008 (the “Financing Transaction”)

This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 6 July 31, 2008
February - March 2008 Liquidity and Capital Raising Initiatives
Successful liquidity raising activities:
TMA controlled sale of approximately $2.7 billion in assets
Certain repo lenders liquidated assets of approximately $1.6 billion
Securitization of collateralized mortgage debt of $922M on March 3, 2008
-
Permanent financing, not subject to margin calls, reduced company’s warehouse loan debt by $920M
Sale of $206.2 million of preferred and common stock through DRSPP
Alternative options considered to address liquidity and capital situation:
Public offering of common stock and convertible debt
Private equity offerings
Bankruptcy
Sale of company to various high profile private equity investors and banks
Liquidation of all/portion of company assets at distressed prices
Lobbying the Federal Reserve and banks for discount window access
Cancellation of preferred dividend per Board meeting on April 22, 2008
Alternatives that were unsuccessful or not viable
Failed public offering due to lack of investor interest
Alternative private equity investors elected not to bid
Bankruptcy would have resulted in MBS liquidation at “fire sale” prices
No acquisition candidates surfaced despite management outreach
Exhausted preferred stock market with $500 million raised in August ’07 and $212 million in January 2008
Successful capital raise through the Financing Transaction

Page 7 July 31, 2008
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Page 7 July 31, 2008
Override Agreement – Reverse Repurchase Counterparty Standstill Agreement
364-day suspension on margin calls for $5.8 billion of reverse repurchase agreement debt and
$17.2 billion in auction swaps
Five reverse repurchase agreement counterparties: Bear Stearns, Citigroup, Credit Suisse,
Greenwich Capital Markets, and UBS
Substitute for bankruptcy protection – which was not a viable option
Benefits to Thornburg Mortgage:
Contractual reduction of margin requirements of $90 million
Suspension of repo lenders’ rights to invoke further margin calls
Certain conditions of the Override Agreement:
Raise net proceeds of $948 million in new capital
Satisfy approximately $525 million in outstanding margin calls
Pay down borrowings over term of the agreement with 100% principal received and generally 20% of interest
Payment of incentive management fee to lenders to further reduce borrowings
Establish a $350 million liquidity fund
Grant security interest to counterparties in the liquidity fund and certain other assets of the company
Restricted from entering into new reverse repurchase agreements or forward auction agreements
Suspend common dividend until December 2008
Issuance of approximately 47 million warrants to purchase common stock
Absent the Override Agreement, Thornburg Mortgage would have been liquidated

Page 8 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 8 July 31, 2008
Capital Raising Threshold
$-
$200
$400
$600
$800
$1,000
$1,200
$1,400
Unsuccessful Common Offering 1 Unsuccessful Public Convertible
Notes Offering 1
Senior Subordinated Note
Offering 2
Offerings Override Agreement Threshold
$948 M
1 Unsuccessful offering proceeds determined by subscription interest in offerings.
2 On March 31, 2008, $200 million was deposited into escrow by the escrow subscribers.
Currently approximately $188.6 million remains in escrow.

Page 9 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 9 July 31, 2008
Terms of the Financing Transaction
Thornburg Mortgage raised an aggregate of up to $1.35 billion through:
Sale of senior subordinated secured notes, due March 2015
Sale of warrants to purchase common stock at $0.01 per share
Principal Participation Agreement (PPA)
$200 million originally placed in escrow to fund exchange offer
-
$188.6 million remains after extension of funds to September 30, 2008

This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 10 July 31, 2008
Senior Subordinated Notes
Initial interest rate of 18% per annum, to be reduced to 12% per annum upon:
Shareholder authorization of 3.5 billion additional shares (completed on June 12, 2008)
Successful completion of preferred stock exchange offer and consent solicitation (the “Exchange Offer”)
-
Extended deadline: September 30, 2008
-
Approximately $188.6 million in escrowed funds extended
Issuance of additional warrants to participants in the Principal Participation Agreement and the subscribers to the escrow funds
…Resulting in decrease in interest payments of $69 million
Subordinated to existing Senior Notes & senior to existing Subordinated Notes
Secured financing
Non-callable but puttable upon a change of control
Mature March 31, 2015

Page 11 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 11 July 31, 2008
Warrants
Initial warrants exercisable for 168,606,548 shares of common stock have already been exercised
Escrowed warrants exercisable for 29,322,879 shares of common stock to be issued upon earlier of completion of Exchange Offer or September 30, 2008
Additional warrants for approximately 2.5 billion shares upon successful completion of Exchange
Offer
Warrants must be exercised as promptly as practicable
Exercise price equal to $0.01 per share

Page 12 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 12 July 31, 2008
Principal Participation Agreement (PPA):
Contractual participation in certain mortgage-related cash flows
As part of the Financing Transaction, Thornburg Mortgage and new investors entered into a 7-
year PPA
New investors paid $100M to receive monthly principal payments on collateral subject to Override
Agreement
Investors will receive these payments beginning March 19, 2009 through March 31, 2015
At maturity of PPA, remaining collateral will be sold and proceeds go to the PPA holders
Has the effect of transferring significant value to the new investors should conditions below not be met
Conditions required for early termination of PPA:
Shareholder approval to increase number of authorized shares of common stock, completed June 12,
2008, and,
Successful completion of Exchange Offer and,
Issuance of additional warrants then due to new investors

Page 13 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 13 July 31, 2008
Exchange Offer terms were modified to eliminate original requirement of 90% participation of all outstanding preferred shares
Exchange Offer requires participation of 66 2/3% of each series of outstanding preferred stock
If Exchange Offer is successful, terms of any non-tendered preferred stock will be amended
Preferred shareholder cannot tender shares without consenting to amendments
Preferred shareholders will receive $5 cash plus 3.5 shares of TMA common stock for each preferred share tendered
If all outstanding preferred stock is tendered, preferred shareholders will receive a total of $220 million in cash plus 5% of fully-diluted equity
By tendering, preferred shareholders will be able to participate in any potential long-term return through:
Potential for common share price appreciation
Rights to future common dividends
Extended deadline for Exchange Offer completion is September 30, 2008
Approximately $188.6 million in escrowed funds available for cash portion of consideration
Escrowed funds used to fund cash portion of consideration will convert to additional Senior Subordinated
Notes
Overview of Preferred Stock Exchange Offer

Page 14 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 14 July 31, 2008
Overview of Preferred Stock Exchange Offer
Tender Offer:
3.5 shares common + $5
per One Pref Share =
$5.98
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
Share Price as of July 30
Consideration will fluctuate as common stock price changes prior to settlement of Exchange Offer
D F C E

Page 15 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 15 July 31, 2008
Proposed Charter Amendments to Modify Terms of Preferred Stock
X
Ability for Series F holders to vote on same issues as common stock  holders
X X Liquidation preference of $25
Preferred Stock Rights
Before
Amendment
After
Amendment
Right to accrued, unpaid dividend X
Future dividends are cumulative X
Right to approve senior ranking preferred stock X
Right to elect 2 board members if dividend unpaid for 6 quarters X
Right to vote on proposals adversely affecting preferred holders X X
Dividend preference over common stock X
Dividend and redemption stopper, if dividends aren’t paid X
Ability for Series E and Series F holders to convert preferred shares to common stock X
Amendment requires 66 2/3% vote of each of the following series of preferred stock:
Series C Preferred Stock
Series D Preferred Stock
Series E Preferred Stock
Series F Preferred Stock

Page 16 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 16 July 31, 2008
If Exchange Offer Fails
PPA remains in effect
100% of monthly principal payments on collateral subject to the Override Agreement plus sale proceeds in
2015
-
Includes CMD subordinated classes pledged as collateral for reverse repo agreements
Investors will be entitled to receive these principal payments from March 19, 2009 through March 31, 2015
These payments will not reduce the company’s obligations on $1.15 billion of senior subordinated notes
Senior Subordinated Note holders receive 18% interest rate until 2015 instead of 12%
Future financing for collateral subject to the Override Agreement will be uncertain
Company will not have ability to maintain REIT status
Little likelihood that existing preferred shareholders will receive any value

Page 17 July 31, 2008
This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 17 July 31, 2008
If Exchange Offer Succeeds
Preferred shareholders will receive $5 cash plus 3.5 shares of TMA common stock for each preferred share tendered
If all outstanding preferred stock is tendered, preferred shareholders will receive a total of $220 million in cash plus 5% of fully-diluted equity
Increased cash flow enhances company growth and thus shareholder returns:
Approximately $69 million retained per annum due to reduction in interest rate from 18% to 12%
Approximately $300 million retained per quarter of principal payments on collateral under the PPA.
With the termination of PPA and subsequent cash flow enhancement, Thornburg Mortgage will:
Have the potential to improve the strength and scale of its lending operations
Benefit from the recovery of unrealized fair market value losses over time

Timeline
April 1
New
Century
Financial
Files for
Chapter 11
June 22-25
Bear Stearns
invests
$3.2B in
hedge funds
with sub-
prime
exposure
August 6
American
Home files
for
bankruptcy
August 9
Countrywide
files 10Q
disclosing
substantial
mortgage
market
dislocation
August 22
Countrywide
Financial
receives $2B
in preferred
stock from
B of A
October 16-
26
Negative Q3
earnings
industry wide
(WFC, WM,
BAC, WB,
MER, CFC)
2007 Industry Events
2007 Thornburg Mortgage Events
July 20
TMA2Q
earnings
call.  Outlook
exceeds
expectations
July 31
TMA
completes
$1.5B
securitization
August 31
TMA
completes
$1.4B
securitization
October 16
TMA
reports net
loss of
$8.83 per
common
share
October 31
TMA
completes
$832M
securitization
December
18
TMA
reinstates
Q4 dividend
$0.25 per
common
share
August 20
TMA sells
$22B in
assets to
reduce repo
and CP
debt
August 30
TMA issues
$545M in
preferred
stock

Timeline
2008 Industry Events
January 16-19
Negative Q4
earnings
industry wide
(WFC, BAC,
WB, MER,
CFC, WM)
February 14
UBS disclosed
$30B of Alt-A
loans for sale
February 15
Mortgage
securities
prices decline
significantly
February 29
Peloton Hedge
Fund liquidates
$1.8B fund
March 7
Carlyle Capital
liquidates $22B
in total assets
March 13
Bear Stearns
announces
adequate
liquidity and
then is acquired
by JP Morgan
2008 Thornburg Mortgage Events
January
14
TMA
raises
$242.6M
February
4
TMA Q4
earnings
of $0.34
per
common
share
February
15-27
TMA met
all
margin
calls,
which
were in
excess of
$400M
February28
-March 6
TMA
receives
$714M in
new margin
calls
March
3
TMA
completes
$922M
securi-
tization
March
11
TMA files
10K/A
March 13-
31
TMA sold
$4.3B of
AAA MBS
March
17
TMA
enters into
override
agreement
with repo
lenders
March
19
TMA
abandons
$1B public
offering
March
31
TMA
completes
$1.35B
Financing
Trans-
action
February
27
TMA
finalizes
10-K for
filing

This document is the property of Thornburg Mortgage, Inc. No part of this document can be used or reproduced without the permission of Thornburg Mortgage, Inc.
Page 20 July 31, 2008
Exchange Offer Call Center Information
866-222-2093 (toll free)
Hours of operation
Monday – Friday
9 a.m. to 10 p.m. EDT
Requests for Exchange Offer documents
866-399-8748 (toll free)
www.Thornburgmortgagetender.com

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